Exhibit 99
NEWS RELEASE

CONTACT:
Bob Aronson
Vice President, Investor Relations
800-579-2302
(baronson@stagestores.com)

FOR IMMEDIATE RELEASE

STAGE STORES BOARD DECLARES QUARTERLY CASH DIVIDEND

HOUSTON, TX, November 28, 2008 - Stage Stores, Inc. (NYSE: SSI) today announced that its Board of Directors has declared a quarterly cash dividend of five cents per share on the Company’s common stock, payable on December 24, 2008 to shareholders of record at the close of business on December 9, 2008.

Stage Stores, Inc. brings nationally recognized brand name apparel, accessories, cosmetics and footwear for the entire family to small and mid-size towns and communities through 745 stores located in 38 states.  The Company operates under the Bealls, Palais Royal and Stage names throughout the South Central, Southwestern and Northwestern states, and under the Peebles name throughout the Midwestern, Southeastern, Mid-Atlantic and New England states.  For more information about Stage Stores, visit the Company’s web site at www.stagestores.com.

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